UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2022

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (855) 776-6419

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 28, 2022, Interpace Biosciences , Inc. (the “Company”) announced the mutual termination of the standby purchase agreement, dated January 12, 2022, by and among the Company, 3K Limited Partnership and certain of its affiliates (the “Standby Purchase Agreement”).

Item 8.01 Other Events.

On January 28, 2022, the Company issued a press release announcing the termination of the rights offering and changes to the reimbursement policy as discussed below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On January 28, 2022, the Company also announced that it just became aware that the Centers for Medicare & Medicaid Services (CMS) issued a new billing policy whereby CMS will no longer reimburse for the use of the Company’s ThyraMIR® and ThyGeNEXT® tests when billed together by the same provider/supplier for the same beneficiary on the same date of service. The Company is currently evaluating the new policy’s potential impact on the Company while simultaneously preparing an appeal. The CMS change does not in any way impact the efficacy of the diagnostic information provided to clinicians.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPACE BIOSCIENCES, INC.

Date: January 28, 2022	/s/ Thomas W. Burnell
Thomas W. Burnell
President and Chief Executive Officer